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                                                                 EXHIBIT (4)-2






                                                                Conformed Copy
==============================================================================



FOURTEENTH SUPPLEMENTAL INDENTURE



---------------



WISCONSIN ELECTRIC POWER COMPANY

TO

FIRSTAR TRUST COMPANY
(formerly First Wisconsin Trust Company)


As Trustee


-----------------------------

Mortgage and Deed of Trust dated June 1, 1950
Of Wisconsin Natural Gas Company

-----------------------------

Assumption of Bonds
by
Wisconsin Electric Power Company
in connection with merger


-----------------------------


DATED JANUARY 1, 1996


==============================================================================

Fourteenth Supplemental Indenture Dated January 1, 1996

to

Mortgage and Deed of Trust dated June 1, 1950 of Wisconsin Natural Gas Company



TABLE OF CONTENTS*



                                                                       PAGE
                                                                       ----
PARTIES...............................................................  1
RECITALS..............................................................  1
GENERAL COVENANT......................................................  3

ARTICLE I.
ASSUMPTION AND DECLARATION.


Assumption of Bonds...................................................  3

ARTICLE II.
THE TRUSTEE.

Trustee not responsible for validity of Fourteenth Supplemental
  Indenture...........................................................  4


ARTICLE III.
MISCELLANEOUS PROVISIONS.

Meanings of terms in Fourteenth Supplemental Indenture................  4
Effective Time of Covenants, Declarations and Agreements Contained in
   Fourteenth Supplemental Indenture..................................  4
Execution of Fourteenth Supplemental Indenture in counterparts........  4


TESTIMONIUM...........................................................  5
EXECUTION.............................................................  5
WISCONSIN ELECTRIC'S ACKNOWLEDGMENT...................................  7
TRUSTEE'S ACKNOWLEDGMENT..............................................  7


---------------------------
* Note: The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenience.
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      SUPPLEMENTAL INDENTURE, dated the first day of January, 1996, made by and between WISCONSIN ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called "Wisconsin Electric"), party of the first part, and FIRSTAR TRUST COMPANY, formerly First Wisconsin Trust Company, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated June 1, 1950, hereinafter mentioned, party of the second part;

      WHEREAS, WISCONSIN NATURAL GAS COMPANY (hereinafter called "Wisconsin Natural") has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated June 1, 1950, as amended September 1, 1957, September 15, 1986, January 15, 1992 and November 1, 1992, (said Mortgage and Deed of Trust, as so amended, being hereinafter sometimes referred to as the "Original Indenture" and, together with all supplemental indentures thereto, being sometimes referred to herein collectively as the "Indenture"), to secure the payment of the principal of and the interest and premium, if any, on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and indentures supplemental thereto dated June 1, 1950, October 15, 1955, September 1, 1957, October 15, 1961, November 1, 1962, October 1, 1965, September 15, 1967, September 15, 1969, July 1, 1971, September 15, 1986, January 15, 1992,
November 1, 1992 and January 1, 1994, respectively, have heretofore been entered into between the Company and the Trustee; and

      WHEREAS, prior to the date hereof, Bonds have been issued by Wisconsin Natural under said Mortgage and Deed of Trust and said indentures supplemental thereto as follows:

(1) $3,500,000 principal amount of First Mortgage Bonds, 2 7/8% Series due 1975, which are described in the First Supplemental Indenture dated June 1, 1950, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

(2) $2,500,000 principal amount of First Mortgage Bonds, 3 3/8% Series due 1980, which are described in the Second Supplemental Indenture dated October 15, 1955, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

(3) $2,500,000 principal amount of First Mortgage Bonds, 5 1/2% Series due 1982, which are described in the Third Supplemental Indenture dated September 1, 1957, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

(4) $4,000,000 principal amount of First Mortgage Bonds, 4 3/4% Series due 1986, which are described in the Fourth Supplemental Indenture dated October 15, 1961, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

(5) $5,000,000 principal amount of First Mortgage Bonds, 4 3/8% Series due 1987, which are described in the Fifth Supplemental Indenture dated November 1, 1962, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

(6) $8,000,000 principal amount of First Mortgage Bonds, 4 7/8% Series due 1990, which are described in the Sixth Supplemental Indenture dated October 1, 1965, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

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                                       2

(7) $10,000,000 principal amount of First Mortgage Bonds, 6 3/8% Series due 1992, which are described in the Seventh Supplemental Indenture dated September 15, 1967, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

(8) $10,000,000 principal amount of First Mortgage Bonds, 8 3/4% Series due 1994, which are described in the Eighth Supplemental Indenture dated September 15, 1969, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

(9) $10,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series due 1996, which are described in the Ninth Supplemental Indenture dated July 1, 1971, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

(10) $30,000,000 principal amount of First Mortgage Bonds, 9 1/4% Series due 2016, which are described in the Tenth Supplemental Indenture dated September 15, 1986, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

(11) $10,000,000 principal amount of First Mortgage Bonds, 5 5/8% Series due January 15, 1995, which are described in the Eleventh Supplemental Indenture dated January 15, 1992, all of which have been paid at maturity prior to the date of execution hereof;

(12) $10,000,000 principal amount of First Mortgage Bonds, 6 5/8% Series due January 15, 1997, which are described in the Eleventh Supplemental Indenture dated January 15, 1992, all of which remain outstanding at the date of execution hereof;

and

      WHEREAS, pursuant to Articles of Merger dated December 27, 1995, Wisconsin Natural is being merged into Wisconsin Electric, effective at 12:01 a.m., Central Standard Time, on January 1, 1996, with Wisconsin Electric as the successor corporation; and

      WHEREAS, it is provided in Section 12.01 of the Original Indenture that, upon any merger of Wisconsin Natural into another corporation, the due and punctual payment of the principal and interest of all Bonds at the time outstanding according to their tenor, and, subject to the provisions of
Section 12.03 of the Original Indenture, the due and punctual performance and observance of all the covenants and conditions of the Indenture shall, by supplemental indenture, and as a condition of such merger, be expressly assumed by the successor corporation resulting from such merger; and

      WHEREAS, it is provided in Section 12.02 of the Original Indenture that a successor corporation resulting from a merger of Wisconsin Natural into another corporation, all on the terms set forth in Section 12.01 of the Original Indenture, shall upon executing, acknowledging and delivering to the Trustee, and causing to be recorded and filed, as required by Section 4.10 of the Original Indenture, an indenture supplemental thereto, as provided in
Section 12.01 of the Original Indenture, in form satisfactory to the Trustee, succeed to and be substituted for Wisconsin Natural with the same effect as if it had been named therein as the party of the first part; and

      WHEREAS, Wisconsin Electric, pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purpose of complying with the above-mentioned provisions of Sections 12.01 and
12.02 of the Original Indenture; and

      WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to Wisconsin Electric at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, Wisconsin Electric does hereby covenant, declare and agree to and with the Trustee, and its successors in trust, under the Indenture, for the benefit of those who shall hold the Bonds and related coupons, or any of them, issued or to be issued under the Indenture, as follows:

ARTICLE I.
ASSUMPTION AND DECLARATION.

      Wisconsin Electric hereby assumes, as of the effective time specified in
Article III hereof, (a) the due and punctual payment of the principal and interest of all Bonds outstanding under the Indenture at such time, according to their tenor, and (b) subject to the provisions of Section 12.03 of the Original Indenture, the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by Wisconsin Natural.

      It is hereby declared that, in accordance with Section 12.03 of the Original Indenture, the lien of the Indenture shall not extend to any or all of the property or franchises of Wisconsin Electric, unless Wisconsin Electric, in its discretion, shall hereafter subject the same to the lien thereof or unless Wisconsin Electric shall hereafter exercise certain privileges under the Indenture as referred to in such Section 12.03; provided, the foregoing provisions of this paragraph notwithstanding, the Indenture shall, from and after the effective time specified in Article III hereof, constitute a lien, of the rank provided in the Indenture, upon all properties and franchises acquired by Wisconsin Electric from Wisconsin Natural in such merger which were subject to the lien of the Indenture immediately prior to such merger and upon all additions, extensions, improvements, repairs and replacements to or about the plants or properties included in the trust estate immediately prior to such merger, appurtenant to the trust estate as so constituted (as distinguished from the additions, extensions, improvements, repairs and replacements to or about the plants or properties appurtenant to the plants or properties of Wisconsin Electric and additional plants or properties thereafter acquired by Wisconsin Electric upon which the Indenture, by its terms, will not constitute a lien).


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                                       4

ARTICLE II.
THE TRUSTEE.

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by Wisconsin Electric or for or in respect of the recitals contained herein, all of which recitals are made by Wisconsin Electric solely.

ARTICLE III.
MISCELLANEOUS PROVISIONS.

      All terms contained in this Supplemental Indenture, and not herein defined, shall for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

      Although the actual date of execution of this Supplemental Indenture by Wisconsin Electric and by the Trustee is as indicated by their respective acknowledgments hereto annexed, the covenants, declarations and agreements of Wisconsin Electric herein contained shall become effective at 12:01 a.m., Central Standard Time, on January 1, 1996, the effective time of the merger referred to herein.

      This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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                                       5

      IN WITNESS WHEREOF, said Wisconsin Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or the Assistant Secretary; and said Firstar Trust Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of January, one thousand nine hundred and ninety-six.

                                    WISCONSIN ELECTRIC POWER COMPANY


                                    By  /s/ C. H. Baker
                                       ----------------------------------
                                                 C. H. Baker
                                                Vice President


(CORPORATE SEAL)


Attested:

/s/ Thomas H. Fehring
--------------------------------
      Thomas H. Fehring
      Assistant Secretary


Signed, sealed and delivered by
WISCONSIN ELECTRIC POWER
COMPANY in the presence of:


/s/ A. L. Bachman
---------------------------------
         A. L. Bachman



/s/ T. J. Conlin
---------------------------------
        T. J. Conlin
        As Witnesses

                                                FIRSTAR TRUST COMPANY


                                                By /s/ Gene E. Ploeger
                                                    -------------------------
                                                      Gene E. Ploeger
                                                      Assistant Vice President
(CORPORATE SEAL)

Attested:


/s/ Amy E. Nolde
-------------------------------
      Amy E. Nolde
      Assistant Secretary

Signed, sealed and delivered by
FIRSTAR TRUST COMPANY
in the presence of:


/s/ Peter Brennan
---------------------------------
      Peter Brennan


/s/ D. J. Mayer
---------------------------------
      D. J. Mayer
      As Witnesses

STATE OF WISCONSIN      )
                        ) SS.:
COUNTY OF MILWAUKEE     )

      On this 22nd day of December, 1995, before me personally appeared C. H. BAKER and THOMAS H. FEHRING, to me personally known, who, being by me severally duly sworn, did say: that C. H. BAKER is a Vice President and THOMAS H. FEHRING is an Assistant Secretary of WISCONSIN ELECTRIC POWER COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said C. H. BAKER and THOMAS H. FEHRING severally acknowledged said instrument to be the free act and deed of said corporation.


/s/ Karen G. Paul
-----------------------------------------
            Karen G. Paul
            Notary Public
          State of Wisconsin
My Commission expires October 12, 1997
       [Seal of Notary Public]



STATE OF WISCONSIN      )
                        ) SS.:
COUNTY OF MILWAUKEE     )

      On this 22nd day of December, 1995, before me personally appeared GENE
E. PLOEGER and AMY E. NOLDE, to me personally known, who, being by me severally duly sworn, did say: that GENE E. PLOEGER is an Assistant Vice President and AMY E. NOLDE is an Assistant Secretary of FIRSTAR TRUST COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said GENE E. PLOEGER and AMY E. NOLDE severally acknowledged said instrument to be the free act and deed of said corporation.


/s/ Janice S. Grezinski
---------------------------------------------
            Janice S. Grezinski
               Notary Public
            State of Wisconsin
    My Commission expires February 2, 1997
           [Seal of Notary Public]




   This instrument was drafted by James D. Zakrajsheck and Bruce C. Davidson on behalf of Wisconsin Electric Power Company.